                                     AMENDED AND RESTATED DECLARATION OF TRUST

                                                        OF

                                          OPPENHEIMER CAPITAL INCOME FUND

         This  DECLARATION  OF  TRUST,  made  as of the 4TH day of  August,  1995,  by and  among  the  individuals executing this Declaration of Trust as the Trustees, and amended and restated this 7th day of June, 2002.

         WHEREAS,   the  Trustees  wish  to  establish  a  trust  fund  under  the  laws  of  the  Commonwealth  of
Massachusetts, for the investment and reinvestment of funds contributed thereto;

         NOW, THEREFORE,  the Trustees declare that all money and property  contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust in trust as herein set forth below.

         ARTICLE FIRST - NAME
         -------------   ----

         This Trust shall be known as OPPENHEIMER  CAPITAL  INCOME FUND. The address of Oppenheimer  Capital Income
Fund is 6803 South Tucson Way,  Englewood,  CO 80112.  The Registered  Agent for Service is CT Corporation  System,
101 Federal Street, Boston, MA 02110.

         ARTICLE SECOND - DEFINITIONS
         --------------   -----------

         Whenever used herein, unless otherwise required by the context or specifically provided:

         1.       All terms used in this  Declaration  of Trust that are  defined in the 1940 Act  (defined  below)
shall have the meanings given to them in the 1940 Act.

         2.       "1940 Act"  refers to the  Investment  Company Act of 1940 and the Rules and  Regulations  of the
Commission thereunder, all as amended from time to time.

         3.       "Board" or "Board of Trustees" or the "Trustees" means the Board of Trustees of the Trust.

         4.       "By-Laws" means the By-Laws of the Trust as amended from time to time.

         5.       "Class" means a class of a series of shares of the Trust  established and designated  under or in accordance with the provisions of Article FOURTH.

         6.       "Commission" means the Securities and Exchange Commission.

        7.       "Declaration  of Trust" shall mean this Amended and Restated  Declaration of Trust as it may be amended or restated from time to time.

        8.       "Majority Vote of  Shareholders"  shall mean,  with respect to any matter on which the Shares of the Trust or of a Series or Class  thereof,  as the case may be,  may be voted,  the "vote of a majority  of the  outstanding voting  securities" (as defined in the 1940 Act or the rules and  regulations of the Commission  thereunder) of the
Trust or such Series or Class, as the case may be.

         9.       "Net asset value" means,  with respect to any Share of any Series,  (i) in the case of a Share of a Series whose Shares are not divided into Classes,  the quotient  obtained by dividing the value of the net assets of that Series  (being the value of the assets  belonging  to that Series less the  liabilities  belonging  to that
Series) by the total  number of Shares of that  Series  outstanding,  and (ii) in the case of a Share of a Class of
Shares of a Series whose Shares are divided into  Classes,  the quotient  obtained by dividing the value of the net assets of that Series  allocable  to such Class (being the value of the assets  belonging to that Series  allocable to such  Class  less the  liabilities  belonging  to such  Class)  by the total  number  of  Shares  of such  Class outstanding;  all determined in accordance  with the methods and procedures,  including  without  limitation  those with respect to rounding, established by the Trustees from time to time.

         10.      "Series"  refers  to  series  of shares  of the  Trust  established  and  designated  under or in accordance with the provisions of Article FOURTH.

         11.      "Shareholder" means a record owner of Shares of the Trust.

         12.      "Shares" refers to the transferable  units of interest into which the beneficial  interest in the
Trust or any Series or Class of the Trust (as the  context  may  require)  shall be  divided  from time to time and includes fractions of Shares as well as whole Shares.

         13.      "Trust"  refers to the  Massachusetts  business trust created by this  Declaration  of Trust,  as amended or restated from time to time.

         14.      "Trustees"  refers to the  individual  trustees in their  capacity as trustees  hereunder  of the
Trust and their successor or successors for the time being in office as such trustees.

         ARTICLE THIRD - PURPOSE OF TRUST
         -------------   ----------------

         The  purpose or  purposes  for which the Trust is formed  and the  business  or objects to be  transacted, carried on and promoted by it are as follows:

         1.       To hold,  invest or reinvest its funds,  and in  connection  therewith to hold part or all of its funds in cash,  and to purchase or otherwise  acquire,  hold for  investment  or  otherwise,  sell,  lend,  pledge, mortgage,  write options on, lease, sell short, assign,  negotiate,  transfer,  exchange or otherwise dispose of or turn to account or realize upon,  securities  (which term  "securities"  shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks,  shares, bonds,  financial futures contracts,  indexes,  debentures,  notes, mortgages or other obligations,  and any certificates,  receipts, warrants or other  instruments  representing  rights to receive,  purchase or subscribe for the same, or evidencing or  representing  any other rights or  interests  therein,  or in any property or assets)  created or issued by any issuer  (which term  "issuer"  shall for the  purposes of this  Declaration  of Trust,  without  limitation  of the generality thereof,  be deemed to include any persons,  firms,  associations,  corporations,  syndicates,  business trusts,  partnerships,  investment companies,  combinations,  organizations,  governments, or subdivisions thereof)
and in financial  instruments  (whether they are  considered as securities  or  commodities);  and to exercise,  as owner or holder of any securities or financial  instruments,  all rights, powers and privileges in respect thereof;
and to do any and all acts and things for the  preservation,  protection,  improvement  and enhancement in value of any or all such securities or financial instruments.

         2.       To borrow  money and pledge  assets in  connection  with any of the  objects or  purposes  of the
Trust,  and to issue notes or other  obligations  evidencing such  borrowings,  to the extent permitted by the 1940
Act and by the Trust's fundamental investment policies under the 1940 Act.

         3.       To issue and sell its  Shares in such  Series  and  Classes  and  amounts  and on such  terms and conditions,  for such purposes and for such amount or kind of consideration  (including without limitation thereto, securities) now or hereafter  permitted by the laws of the  Commonwealth of  Massachusetts  and by this Declaration of Trust, as the Trustees may determine.

         4.       To purchase or otherwise acquire, hold, dispose of, resell,  transfer,  reissue, redeem or cancel its Shares,  or to classify or reclassify  any unissued  Shares or any Shares  previously  issued and reacquired of any Series or Class into one or more Series or Classes that may have been  established  and designated from time to time,  all without  the vote or consent of the  Shareholders  of the Trust,  in any manner and to the extent now or hereafter permitted by this Declaration of Trust.

         5.       To conduct its  business in all its  branches at one or more  offices in New York,  Colorado  and elsewhere in any part of the world, without restriction or limit as to extent.

         6.       To carry out all or any of the  foregoing  objects and purposes as principal or agent,  and alone or with  associates or to the extent now or hereafter  permitted by the laws of  Massachusetts,  as a member of, or as the owner or holder of any  securities  or other  instruments  of, or share of interest  in, any issuer,  and in connection  therewith  or make or enter  into such  deeds or  contracts  with any  issuers  and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

         7.       To do any and all such further  acts and things and to exercise  any and all such further  powers as may be necessary,  incidental,  relative, conducive,  appropriate or desirable for the accomplishment,  carrying out or attainment of all or any of the foregoing purposes or objects.

         The foregoing objects and purposes shall,  except as otherwise  expressly  provided,  be in no way limited or  restricted by reference  to, or inference  from,  the terms of any other clause of this or any other Article of this  Declaration of Trust,  and shall each be regarded as  independent  and construed as powers as well as objects and  purposes,  and the  enumeration  of specific  purposes,  objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general  powers of the Trust now or hereafter  conferred by the laws of the  Commonwealth  of  Massachusetts  nor shall  the  expression  of one thing be deemed to  exclude another,  though it be of a similar or dissimilar nature, not expressed;  provided,  however,  that the Trust shall not carry on any  business,  or exercise any powers,  in any state,  territory,  district or country  except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         ARTICLE FOURTH - SHARES
         --------------   ------

         1.       The beneficial  interest in the Trust shall be divided into Shares,  all with $.001 par value per share, but the Trustees shall have the authority from time to time,  without  obtaining  shareholder  approval,  to create one or more Series of Shares in addition to the Series  specifically  established  and  designated in part 3 of this  Article  FOURTH,  and to divide the shares of any Series  into two or more  Classes  pursuant to part 2 of this Article FOURTH,  all as they deem necessary or desirable,  to establish and designate such Series and Classes, and to fix and determine the relative rights and  preferences as between the different  Series of Shares or Classes as to right of redemption and the price,  terms and manner of redemption,  liabilities  and expenses to be borne by any Series or Class,  special and  relative  rights as to dividends  and other  distributions  and on  liquidation, sinking or purchase fund provisions,  conversion on liquidation,  conversion rights, and conditions under which the several Series or Classes shall have  individual  voting rights or no voting  rights.  Except as established by the
Trustees with respect to such Series or Classes,  pursuant to the provisions of this Article FOURTH,  and except as otherwise provided herein, all Shares of the different Series and Classes of a Series, if any, shall be identical.

                  (a)      The number of  authorized  Shares and the number of Shares of each Series and each Class of a Series  that may be issued is  unlimited,  and the  Trustees  may issue  Shares of any  Series or Class of any
Series for such  consideration  and on such terms as they may determine (or for no  consideration  if pursuant to a
Share  dividend or  split-up),  or may reduce the number of issued Shares of a Series or Class in proportion to the relative  net  asset  value of the  Shares  of such  Series  or  Class,  all  without  action  or  approval  of the
Shareholders.  All  Shares  when so  issued  on the  terms  determined  by the  Trustees  shall be  fully  paid and non-assessable.  The Trustees may classify or reclassify any unissued  Shares or any Shares  previously  issued and reacquired of any Series into one or more Series or Classes of Series that may be established  and designated  from time to time.  The  Trustees  may hold as  treasury  Shares (of the same or some other  Series),  reissue  for such consideration  and on such terms as they may  determine,  or cancel,  at their  discretion  from time to time,  any
Shares reacquired by the Trust.

                  (b)      The  establishment  and designation of any Series or any Class of any Series in addition to that  established  and  designated  in part 3 of this  Article  FOURTH  shall be  effective  upon either (i) the execution by a majority of the Trustees of an instrument  setting forth such  establishment and designation and the relative  rights and preferences of such Series or such Class of such Series,  whether  directly in such instrument or by reference to, or approval of, another  document that sets forth such relative  rights and  preferences of the
Series or any Class of any Series  including,  without  limitation,  any registration  statement of the Trust, (ii)
upon the  execution of an  instrument  in writing by an officer of the Trust  pursuant to the vote of a majority of the  Trustees,  or (iii) as  otherwise  provided  in either such  instrument.  At any time that there are no Shares outstanding  of any  particular  Series or Class  previously  established  and  designated,  the Trustees may by an instrument  executed by a majority of their  number or by an officer of the Trust  pursuant to a vote of a majority of the  Trustees  abolish that Series or Class and the  establishment  and  designation  thereof.  Each  instrument referred to in this paragraph  shall be an amendment to this  Declaration  of Trust,  and the Trustees may make any such amendment without shareholder approval.

                  (c)      Any  Trustee,  officer or other agent of the Trust,  and any  organization  in which any such person is  interested  may  acquire,  own,  hold and dispose of Shares of any Series or Class of any Series of the Trust to the same  extent as if such person  were not a Trustee,  officer or other agent of the Trust;  and the
Trust  may  issue and sell or cause to be issued  and sold and may  purchase  Shares of any  Series or Class of any
Series from any such person or any such  organization  subject  only to the general  limitations,  restrictions  or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

         2.       (a)      Classes.  The Trustees shall have the exclusive authority from time to time, without
                           -------
obtaining shareholder approval, to divide the Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes.  In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting, dividend, liquidation and other rights as may be established and designated by the Trustees.  Expenses and liabilities related directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined by the
Trustees) and, as provided in this Article FOURTH.  The bearing of expenses and liabilities solely by a Class of
Shares of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such Class of a Series.  The division of the Shares of a
Series into Classes and the terms and conditions pursuant to which the Shares of the Classes of a Series will be issued must be made in compliance with the 1940 Act.  No division of Shares of a Series into Classes shall result in the creation of a Class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust, to the extent such a preference is prohibited by Section 18 of the 1940 Act as to the Trust.  The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Series are
                                                                         ----
initially of a single Class), or that a Series shall have more than one established and designated Class, shall not limit the authority of the Trustees to establish and designate separate Classes, or one or more additional
Classes, of said Series without approval of the holders of the initial Class thereof, or previously established and designated Class or Classes thereof.

                  (b)      Class Differences.  The relative rights and preferences of the Classes of any Series
                           -----------------
may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such Classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees).

         The relative  rights and  preferences  of each Class of Shares  shall be the same in all  respects  except that, and unless and until the Board of Trustees shall  determine  otherwise:  (i) when a vote of  Shareholders  is required  under this  Declaration  of Trust or when a meeting of  Shareholders  is called by the Board of Trustees, the Shares of a Class  shall vote  exclusively  on matters  that  affect that Class  only;  (ii) the  expenses  and liabilities  related to a Class shall be borne solely by such Class (as  determined  and allocated to such Class by the  Trustees  from time to time in a manner  consistent  with  parts 2 and 3 of this  Article  FOURTH);  and (iii)
pursuant to part 10 of Article  NINTH,  the Shares of each Class shall have such other  rights and  preferences  as are set forth  from time to time in the then  effective  prospectus  and/or  statement  of  additional  information relating to the Shares.  Dividends  and  distributions  on each Class of Shares may differ from the  dividends  and distributions  on any other such  Class,  and the net asset  value of each Class of Shares may differ  from the net asset value of any other such Class.

         3.       Without  limiting  the  authority  of the  Trustees  set  forth in parts 1 and 2 of this  Article
FOURTH to establish  and  designate  any further  Series or Classes of Series,  the Trustees  hereby  establish one
Series of Shares  having the same name as the Trust,  and said Shares  shall be divided  into five  Classes,  which shall be  designated  Class A,  Class B, Class C, Class N and Class Y. In  addition  to the rights and  preferences described  in parts 1 and 2 of this  Article  FOURTH  with  respect to Series and  Classes,  the Series and Classes established  hereby  shall  have the  relative  rights and  preferences  described  in this part 3 of this  Article
FOURTH.  The  Shares  of any  Series or Class  that may from  time to time be  established  and  designated  by the
Trustees  shall  (unless the  Trustees  otherwise  determine  with respect to some Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

                  (a)      Assets  Belonging to Series or Class.  All  consideration  received by the Trust for the
                           ------------------------------------
issue or sale of Shares  of a  particular  Series or any Class  thereof,  together  with all  assets in which  such consideration  is invested or  reinvested,  all income,  earnings,  profits,  and proceeds  thereof,  including any proceeds  derived from the sale,  exchange or  liquidation of such assets,  and any funds or payments  derived from any  reinvestment of such proceeds in whatever form the same may be, shall  irrevocably  belong to that Series (and may be allocated to any Classes  thereof) for all purposes,  subject only to the rights of creditors,  and shall be so recorded upon the books of account of the Trust. Such consideration,  assets,  income,  earnings,  profits,  and proceeds  thereof,  including any proceeds derived from the sale,  exchange or liquidation of such assets,  and any funds or payments derived from any  reinvestment of such proceeds,  in whatever form the same may be, together with any  General  Items  allocated  to that Series as provided in the  following  sentence,  are herein  referred to as
"assets  belonging  to" that  Series.  In the event that  there are any  assets,  income,  earnings,  profits,  and proceeds  thereof,  funds,  or payments which are not readily  identifiable  as belonging to any particular  Series
(collectively  "General  Items"),  the Trustees  shall  allocate such General Items to and among any one or more of the Series  established  and  designated  from time to time in such manner and on such basis as they, in their sole discretion,  deem fair and  equitable;  and any General  Items so allocated to a particular  Series shall belong to that Series (and be allocable to any Classes  thereof).  Each such  allocation by the Trustees  shall be conclusive and binding upon the  Shareholders  of all Series (and any Classes  thereof) for all purposes.  No  Shareholder  or former  Shareholder of any Series or Class shall have a claim on or any right to any assets  allocated or belonging to any other Series or Class.

                  (b)      (1)      Liabilities  Belonging to Series.  The liabilities,  expenses,  costs,  charges
                                    --------------------------------
and  reserves  attributable  to each  Series  shall be  charged  and  allocated  to the  assets  belonging  to each particular  Series.  Any general  liabilities,  expenses,  costs,  charges and  reserves of the Trust which are not identifiable  as belonging  to any  particular  Series shall be allocated  and charged by the Trustees to and among any one or more of the Series  established  and  designated  from time to time in such  manner and on such basis as the Trustees in their sole  discretion  deem fair and equitable.  The  liabilities,  expenses,  costs,  charges and reserves  allocated  and so  charged to each  Series are herein  referred  to as  "liabilities  belonging  to" that
Series.  Each  allocation  of  liabilities,  expenses,  costs,  charges  and  reserves  by the  Trustees  shall  be conclusive and binding upon the shareholders of all Series for all purposes.

                           (2)      Liabilities  Belonging  to a Class.  If a Series is divided  into more than one
                                    ----------------------------------
Class,  the  liabilities,  expenses,  costs,  charges  and  reserves  attributable  to a Class shall be charged and allocated  to the Class to which such  liabilities,  expenses,  costs,  charges or reserves are  attributable.  Any general  liabilities,  expenses,  costs,  charges or reserves belonging to the Series which are not identifiable as belonging to any  particular  Class shall be allocated  and charged by the Trustees to and among any one or more of the  Classes  established  and  designated  from time to time in such  manner and on such basis as the  Trustees in their sole discretion deem fair and equitable.  The liabilities,  expenses,  costs,  charges and reserves allocated and so charged to each Class are herein  referred to as "liabilities  belonging to" that Class.  Each allocation of liabilities,  expenses,  costs,  charges and  reserves by the  Trustees  shall be  conclusive  and binding upon the holders of all Classes for all purposes.

                  (c)      Dividends.  Dividends and  distributions  on Shares of a particular  Series or Class may
                           ---------
be paid to the  holders of Shares of that Series or Class,  with such  frequency  as the  Trustees  may  determine, which may be daily or otherwise  pursuant to a standing  resolution or  resolutions  adopted only once or with such frequency as the Trustees may determine,  from such of the income,  capital gains accrued or realized,  and capital and surplus,  from the assets  belonging to that  Series,  or in the case of a Class,  belonging to such Series and being  allocable to such Class, as the Trustees may determine,  after providing for actual and accrued  liabilities belonging to such Series or Class.  All  dividends  and  distributions  on Shares of a  particular  Series or Class shall be  distributed  pro rata to the  Shareholders  of such Series or Class in proportion to the number of Shares of such Series or Class held by such  Shareholders  at the date and time of record  established  for the payment of such dividends or distributions,  except that in connection with any dividend or distribution  program or procedure the  Trustees  may  determine  that no  dividend  or  distribution  shall be  payable  on  Shares  as to which  the
Shareholder's  purchase  order  and/or  payment  have not been  received  by the time or times  established  by the
Trustees under such program or procedure.  Such dividends and  distributions  may be made in cash or Shares of that
Series or Class or a  combination  thereof as  determined  by the  Trustees or  pursuant  to any  program  that the
Trustees  may have in effect at the time for the  election  by each  Shareholder  of the mode of the making of such dividend or distribution  to that  Shareholder.  Any such dividend or  distribution  paid in Shares will be paid at the net asset value thereof as determined in accordance with part 13 of Article SEVENTH.  Notwithstanding  anything in this  Declaration  of Trust to the contrary,  the Trustees may at any time declare and  distribute a dividend of stock or other  property pro rata among the  Shareholders  of a particular  Series or Class at the date and time of record established for the payment of such dividends or distributions.

                  (d)      Liquidation.  In the  event  of the  liquidation  or  dissolution  of the  Trust  or any
                           -----------
Series  or Class  thereof,  the  Shareholders  of each  Series  and all  Classes  of each  Series  that  have  been established  and designated and are being  liquidated  and dissolved  shall be entitled to receive,  as a Series or
Class,  when and as declared by the Trustees,  the excess of the assets belonging to that Series or, in the case of a Class,  belonging to that Series and allocable to that Class,  over the  liabilities  belonging to that Series or
Class.  Upon the  liquidation  or  dissolution  of the Trust or any Series or Class  pursuant  to this part 3(d) of this Article FOURTH the Trustees shall make  provisions for the payment of all outstanding  obligations,  taxes and other  liabilities,  accrued or contingent,  of the Trust or that Series or Class.  The assets so  distributable to the Shareholders of any particular Class and Series shall be distributed  among such  Shareholders in proportion to the  relative  net asset value of such  Shares.  The  liquidation  of the Trust or any  particular  Series or Class thereof may be authorized  at any time by vote of a majority of the Trustees or  instrument  executed by a majority of their number then in office,  provided the Trustees find that it is in the best interest of the  Shareholders of such Series or Class or as otherwise  provided in this  Declaration  of Trust or the instrument  establishing  such
Series or Class.  The Trustees shall provide  written  notice to affected  shareholders  of a termination  effected under this part 3(d) of this Article FOURTH.

                  (e)      Transfer.  All Shares of each  particular  Series or Class  shall be  transferable,  but
                           --------
transfers of Shares of a particular  Class and Series will be recorded on the Share  transfer  records of the Trust applicable  to such Series or Class of that Series,  as kept by the Trust or by any transfer or similar  agent,  as the case may be, only at such times as  Shareholders  shall have the right to require the Trust to redeem Shares of such Series or Class of that Series and at such other times as may be permitted by the Trustees.

                  (f)      Equality.  Except as provided herein or in the instrument  designating and  establishing
                           --------
any Series or Class,  all Shares of a particular  Series or Class shall represent an equal  proportionate  interest in the assets belonging to that Series,  or in the case of a Class,  belonging to that Series and allocable to that
Class,  (subject to the  liabilities  belonging  to that Series or that  Class),  and each Share of any  particular
Series or Class shall be equal to each other Share of that Series or Class;  but the  provisions  of this  sentence shall not restrict any  distinctions  permissible  under this Article  FOURTH that may exist with respect to Shares of the  different  Classes of a Series.  The  Trustees  may from time to time  divide or combine  the Shares of any particular  Class or Series into a greater or lesser  number of Shares of that Class or Series  provided  that such division or  combination  does not change the  proportionate  beneficial  interest in the assets  belonging to that
Series or allocable to that Class or in any way affect the rights of Shares of any other Class or Series.

                  (g)      Fractions.  Any fractional  Share of any Class or Series,  if any such fractional  Share
                           ---------
is  outstanding,  shall carry  proportionately  all the rights and  obligations  of a whole Share of that Class and
Series,  including those rights and  obligations  with respect to voting,  receipt of dividends and  distributions, redemption of Shares, and liquidation of the Trust.

                  (h)      Conversion  Rights.  Subject to compliance  with the  requirements  of the 1940 Act, the
                           ------------------
Trustees  shall have the  authority  to provide  that (i)  holders of Shares of any Series  shall have the right to exchange  said Shares into Shares of one or more other Series of Shares,  (ii) holders of shares of any Class shall have the right to  exchange  said  Shares  into  Shares of one or more  other  Classes  of the same or a  different
Series,  and/or (iii) the Trust shall have the right to carry out exchanges of the aforesaid  kind, in each case in accordance with such requirements and procedures as may be established by the Trustees.

                  (i)      Ownership  of Shares.  The  ownership  of Shares  shall be  recorded on the books of the
                           --------------------
Trust or of a transfer or similar agent for the Trust,  which books shall be maintained  separately  for the Shares of each Class and Series that has been  established and designated.  No  certification  certifying the ownership of
Shares need be issued  except as the  Trustees may  otherwise  determine  from time to time.  The Trustees may make such rules as they consider  appropriate for the issuance of Share certificates,  the use of facsimile  signatures, the  transfer of Shares and similar  matters.  The record  books of the Trust as kept by the Trust or any  transfer or similar agent,  as the case may be, shall be conclusive as to who are the  Shareholders  and as to the number of
Shares of each Class and Series held from time to time by each such Shareholder.

                  (j)      Investments  in the Trust.  The Trustees may accept  investments  in the Trust from such
                           -------------------------
persons and on such terms and for such  consideration,  not  inconsistent  with the  provisions of the 1940 Act, as they from time to time authorize or determine.  Such  investments  may be in the form of cash,  securities or other property in which the  appropriate  Series is  authorized  to invest,  hold or own,  valued as provided in part 13,
Article SEVENTH. The Trustees may authorize any distributor,  principal underwriter,  custodian,  transfer agent or other  person to accept  orders for the  purchase or sale of Shares that  conform to such  authorized  terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

         ARTICLE FIFTH - SHAREHOLDERS' VOTING POWERS AND MEETINGS
         -------------   ----------------------------------------

         The following  provisions  are hereby adopted with respect to voting Shares of the Trust and certain other rights:

1.       The Shareholders shall have the power to vote only (a) for the election of Trustees when that issue is submitted to Shareholders, or removal of Trustees to the extent and as provided in Article SIXTH, (b) with respect to the amendment of this Declaration of Trust to the extent and as provided in part 12, Article NINTH,
(c) with respect to transactions with respect to the Trust, a Series or Class as provided in part 4(a), Article
NINTH, (d) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust any Series, Class or the Shareholders, (e) with respect to those matters relating to the Trust as may be required by the 1940 Act or required by law, by this Declaration of Trust, or the By-Laws of the Trust or any
registration statement of the Trust filed with the Commission or any State, or as the Trustees may consider desirable, and (f) with respect to any other matter as to which the Trustees, in their sole discretion, shall submit to the Shareholders.

         2.       The Trust will not hold  shareholder  meetings unless required by the 1940 Act, the provisions of this  Declaration  of Trust,  or any other  applicable  law. The Trustees may call a meeting of  shareholders  from time to time.

         3.       As to each matter  submitted to a vote of  Shareholders,  each  Shareholder  shall be entitled to one vote for each whole Share and to a proportionate  fractional  vote for each  fractional  Share standing in such
Shareholder's  name on the books of the Trust  irrespective  of the  Series  thereof or the Class  thereof  and all
Shares of all Series and Classes  shall vote  together as a single  Class;  provided,  however,  that (i) as to any matter with respect to which a separate  vote of one or more Series or Classes  thereof is required by the 1940 Act or the provisions of the writing  establishing  and  designating  the Series or Class,  such  requirements  as to a separate vote by such Series or Class  thereof shall apply in lieu of all Shares of all Series and Classes  thereof voting  together as a single  Class;  and (ii) as to any matter  which  affects  only the  interests of one or more particular  Series or Classes  thereof,  only the holders of Shares of the one or more  affected  Series or Classes thereof shall be entitled to vote,  and each such Series or Class shall vote as a separate  Class.  All Shares of a
Series  shall have  identical  voting  rights,  and all Shares of a Class of a Series shall have  identical  voting rights.  Shares may be voted in person or by proxy.  Proxies may be given by or on behalf of a  Shareholder  orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process.

         4.       Except as required by the 1940 Act or other  applicable  law,  the presence in person or by proxy of one-third of the Shares  entitled to vote shall be a quorum for the  transaction of business at a  Shareholders'
meeting,  provided,  however,  that if any action to be taken by the  Shareholders of a Series or Class requires an affirmative  vote of a majority,  or more than a majority,  of the Shares  outstanding  and entitled to vote,  then with  respect to voting on that  particular  issue the  presence in person or by proxy of the holders of a majority of the Shares  outstanding and entitled to vote at such a meeting shall  constitute a quorum for the transaction of business with respect to such issue.  Any number less than a quorum shall be  sufficient  for  adjournments.  If at any meeting of the  Shareholders  there shall be less than a quorum  present with respect to a particular  issue to be voted on, such meeting may be adjourned,  without further  notice,  with respect to such issue from time to time until a quorum shall be present  with  respect to such issue,  but voting may take place with respect to issues for which a quorum is  present.  Any meeting of  Shareholders,  whether or not a quorum is  present,  may be  adjourned with  respect to any one or more  items of  business  for any lawful  purpose,  provided  that no meeting  shall be adjourned for more than six months beyond the  originally  scheduled  date.  Any adjourned  session or sessions may be held,  within a  reasonable  time after the date for the  original  meeting  without  the  necessity  of further notice.  A majority of the Shares voted at a meeting at which a quorum is present  shall decide any  questions  and a plurality  shall elect a Trustee,  except when a different  vote is required by any  provision of the 1940 Act or other applicable law or by this Declaration of Trust or By-Laws.

         5.       Each  Shareholder,  upon request to the Trust in proper form  determined  by the Trust,  shall be entitled  to  require  the Trust to redeem  from the net  assets of that  Series  all or part of the Shares of such
Series and Class  standing in the name of such  Shareholder.  The method of  computing  such net asset  value,  the time at which such net asset  value  shall be  computed  and the time  within  which the Trust  shall make  payment therefor,  shall  be  determined  as  hereinafter  provided  in  Article  SEVENTH  of this  Declaration  of  Trust.
Notwithstanding the foregoing,  the Trustees,  when permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

         6.       No Shareholder  shall, as such holder,  have any right to purchase or subscribe for any Shares of the Trust which it may issue or sell,  other than such right,  if any, as the Trustees,  in their  discretion,  may determine.

         7.       All persons who shall  acquire  Shares shall  acquire the same subject to the  provisions  of the
Declaration of Trust.

         8.       Cumulative voting for the election of Trustees shall not be allowed.

         ARTICLE SIXTH - THE TRUSTEES
         -------------   ------------

         1.       The  persons who shall act as Trustees  until  their  successors  are duly chosen and qualify are the trustees  executing this  Declaration of Trust or any counterpart  thereof.  However,  the By-Laws of the Trust may fix the  number  of  Trustees  at a number  greater  or lesser  than the  number of  initial  Trustees  and may authorize  the Trustees to increase or decrease the number of  Trustees,  to fill any  vacancies on the Board which may occur for any reason  including  any vacancies  created by any such increase in the number of Trustees,  to set and alter the terms of office of the  Trustees  and to lengthen  or lessen  their own terms of office or make their terms of office of  indefinite  duration,  all subject to the 1940 Act, as amended  from time to time,  and to this
Article SIXTH.  Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

         2.       A Trustee at any time may be removed  either with or without cause by resolution  duly adopted by the affirmative vote of the holders of two-thirds of the outstanding  Shares,  present in person or by proxy at any meeting of Shareholders  called for such purpose;  such a meeting shall be called by the Trustees when requested in writing to do so by the record  holders of not less than ten per centum of the  outstanding  Shares.  A Trustee may also be removed by the Board of Trustees, as provided in the By-Laws of the Trust.

         3.       The Trustees shall make available a list of names and addresses of all  Shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing  signed by not less than ten  Shareholders  (who have been  shareholders  for at least six months)  holding in the aggregate  shares of the Trust valued at not less than  $25,000  at  current  offering  price (as  defined  in the then  effective  Prospectus  and/or  Statement  of
Additional  Information  relating to the Shares under the  Securities Act of 1933, as amended from time to time) or holding not less than 1% in amount of the entire amount of Shares issued and  outstanding;  such request must state that such  Shareholders  wish to  communicate  with other  Shareholders  with a view to obtaining  signatures  to a request  for a meeting to take action  pursuant to part 2 of this  Article  SIXTH and be  accompanied  by a form of communication  to the  Shareholders.  The Trustees may, in their  discretion,  satisfy their  obligation under this part 3 by either making  available  the  Shareholder  list to such  Shareholders  at the  principal  offices of the
Trust,  or at the offices of the Trust's  transfer  agent,  during regular  business hours, or by mailing a copy of such  communication  and  form  of  request,  at  the  expense  of  such  requesting  Shareholders,  to  all  other
Shareholders,  and the  Trustees may also take such other action as may be  permitted  under  Section  16(c) of the
1940 Act.

         ARTICLE SEVENTH - POWERS OF TRUSTEES
         ---------------   ------------------

         The following  provisions  are hereby  adopted for the purpose of defining,  limiting and  regulating  the powers of the Trust, the Trustees and the Shareholders.

         1.       As soon as any  Trustee  is duly  elected  by the  Shareholders  or the  Trustees  and shall have accepted  this Trust,  the Trust  estate shall vest in the new Trustee or Trustees,  together  with the  continuing
Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

         2.       The death, declination,  resignation,  retirement, removal, or incapacity of the Trustees, or any one of them,  shall not operate to annul or terminate the Trust or any Series but the Trust shall  continue in full force and effect pursuant to the terms of this Declaration of Trust.

         3.       The assets of the Trust shall be held  separate and apart from any assets now or  hereafter  held in any capacity  other than as Trustee  hereunder by the Trustees or any successor  Trustees.  All of the assets of the Trust shall at all times be  considered as vested in the Trustees.  No  Shareholder  shall have, as a holder of beneficial  interest in the Trust, any authority,  power or right whatsoever to transact  business for or on behalf of the Trust,  or on behalf of the  Trustees,  in  connection  with the property or assets of the Trust,  or in any part thereof.

         4.       The  Trustees  in all  instances  shall  act as  principals,  and are and  shall be free from the control of the  Shareholders.  The Trustees  shall have full power and authority to do any and all acts and to make and execute,  and to authorize the officers and agents of the Trust to make and execute,  any and all contracts and instruments  that they may consider  necessary or  appropriate  in  connection  with the  management  of the Trust.
Except as otherwise  provided  herein or in the 1940 Act, the Trustees  shall not in any way be bound or limited by present or future laws or customs in regard to Trust  investments,  but shall have full authority and power to make any and all  investments  which they, in their  uncontrolled  discretion  and to the same extent as if the Trustees were the sole  owners of the  assets of the  Trust and the  business  in their  own  right,  shall  deem  proper to accomplish the purpose of this Trust.  Subject to any applicable  limitation in this Declaration of Trust or by the
By-Laws of the Trust,  and in addition to the powers  otherwise  granted herein,  the Trustees shall have power and authority:

                  (a)      to adopt  By-Laws not  inconsistent  with this  Declaration  of Trust  providing for the conduct of the business of the Trust,  including  meetings of the  Shareholders  and  Trustees,  and other  related matters, and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

                  (b)      to elect and remove  such  officers  and  appoint and  terminate  such  officers as they consider  appropriate  with or without  cause,  and to appoint and terminate  agents and  consultants  and hire and terminate  employees,  any  one or  more of the  foregoing  of whom  may be a  Trustee,  and  may  provide  for the compensation of all of the foregoing;  to appoint and designate from among the Trustees or other qualified  persons such  committees as the Trustees may  determine  and to terminate any such  committee and remove any member of such committee;

                  (c)      to employ as  custodian of any assets of the Trust one or more banks,  trust  companies, companies that are members of a national  securities  exchange,  or any other entity  qualified and eligible to act as a  custodian  under the 1940 Act,  as  modified  by or  interepreted  by any  applicable  order or orders of the
Commission or any rules or regulations adopted or intrepretive  releases of the Commission  thereunder,  subject to any conditions  set forth in this  Declaration  of Trust or in the By-Laws,  and may authorize  such  depository or custodian to employ subcustodians or agents;

                  (d)      to retain one or more transfer agents and  shareholder  servicing  agents,  or both, and may authorize such transfer agents or servicing agents to employ sub-agents;

                  (e)      to provide for the  distribution  of Shares either  through a principal  underwriter  or the Trust itself or both or otherwise;

                  (f)      to set record dates by resolution  of the Trustees or in the manner  provided for in the
By-Laws of the Trust;

                  (g)      to delegate such  authority as they consider  desirable to any officers of the Trust and to any investment adviser, manager, custodian or underwriter, or other agent or independent contractor;

                  (h)      to vote or give assent,  or exercise any rights of  ownership,  with respect to stock or other  securities  or  property  held in Trust  hereunder;  and to execute  and  deliver  powers of  attorney to or otherwise  authorize by standing  policies  adopted by the Trustees,  such person or persons as the Trustees  shall deem proper,  granting to such person or persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

                  (i)      to exercise  powers and rights of  subscription  or otherwise  which in any manner arise out of ownership of securities held in trust hereunder;

                  (j)      to hold any  security  or  property  in a form not  indicating  any  trust,  whether  in bearer,  unregistered or other negotiable form, either in its own name or in the name of a custodian,  subcustodian or a nominee or nominees or otherwise;

                  (k)      to  consent  to or  participate  in any plan for the  reorganization,  consolidation  or merger of any  corporation  or concern,  any  security of which is held in the Trust;  to consent to any  contract, lease,  mortgage,  purchase,  or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security or instrument held in the Trust;

                  (l)      to  join  with  other  holders  of any  security  or  instrument  in  acting  through  a committee,  depositary,  voting trustee or otherwise,  and in that connection to deposit any security or instrument with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security  (whether or not so deposited or  transferred)  as the Trustees  shall deem proper,  and to agree to pay, and to pay,  such portion of the expenses and  compensation  of such  committee, depositary or trustee as the Trustees shall deem proper;

                 (m)      to sue or be sued in the name of the Trust;

                 (n)      to  compromise,  arbitrate,  or otherwise  adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

                  (o)      to make,  by  resolutions  adopted  by the  Trustees  or in the manner  provided  in the
By-Laws, distributions of income and of capital gains to Shareholders;

                  (p)      to borrow money and to pledge,  mortgage or  hypothecate  the assets of the Trust or any part thereof, to the extent and in the manner permitted by the 1940 Act;

                  (q)      to enter into  investment  advisory or  management  contracts,  subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons;

                  (r)      to make loans of cash and/or securities or other assets of the Trust;

                  (s)      to change  the name of the  Trust or any  Class or Series of the Trust as they  consider appropriate without prior shareholder approval;

                  (t)      to establish  officers' and Trustees' fees or compensation  and fees or compensation for committees  of the  Trustees  to be paid by the Trust or each  Series  thereof  in such  manner  and  amount as the
Trustees may determine;

                  (u)      to  invest  all or any  portion  of the  Trust's  assets  in any one or more  registered investment  companies,  including  investment  by means of transfer  of such assets in exchange  for an interest or interests in such investment company or investment companies or by any other means approved by the Trustees;

                  (v)      to determine  whether a minimum  and/or  maximum value should apply to accounts  holding shares,  to fix such values and establish the  procedures to cause the  involuntary  redemption of accounts that do not satisfy such criteria; and

                  (w)      to  enter  into  joint  ventures,   general  or  limited   partnerships  and  any  other
combinations or associations;

                  (x)      to endorse or  guarantee  the payment of any notes or other  obligations  of any person;
to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                  (y)      to purchase and pay for entirely out of Trust  property such  insurance  and/or  bonding as they may deem  necessary  or  appropriate  for the  conduct  of the  business,  including,  without  limitation, insurance  policies  insuring the assets of the Trust and payment of  distributions  and principal on its portfolio
investments,   and  insurance  policies  insuring  the  Shareholders,   Trustees,   officers,   employees,  agents,
consultants,  investment advisers, managers, administrators,  distributors,  principal underwriters, or independent contractors,  or any thereof (or any person connected therewith),  of the Trust individually against all claims and liabilities of every nature arising by reason of holding,  being or having held any such office or position,  or by reason of any action alleged to have been taken or omitted by any such person in any such  capacity,  including any action taken or omitted that may be determined to  constitute  negligence,  whether or not the Trust would have the power to indemnify such person against such liability;

                  (z)      to pay pensions for faithful  service,  as deemed  appropriate  by the Trustees,  and to adopt,  establish and carry out pension,  profit-sharing,  share bonus, share purchase,  savings,  thrift and other retirement,  incentive and benefit  plans,  trusts and  provisions,  including the purchasing of life insurance and annuity  contracts as a means of providing  such  retirement  and other  benefits,  for any or all of the Trustees, officers, employees and agents of the Trust;

                  (aa)     to adopt on behalf of the Trust or any Series with  respect to any Class  thereof a plan of  distribution  and related  agreements  thereto  pursuant to the terms of Rule 12b-1 of the 1940 Act and to make payments from the assets of the Trust or the relevant Series pursuant to said Rule 12b-1 Plan;
                  (bb)     to operate as and carry on the  business of an  investment  company and to exercise  all the powers necessary and appropriate to the conduct of such operations;

                  (cc)     to issue, sell,  repurchase,  redeem, retire,  cancel,  acquire, hold, resell,  reissue, dispose of, and otherwise  deal in Shares and,  subject to the  provisions  set forth in Article FOURTH and part 4,
Article FIFTH, to apply to any such repurchase, redemption,  retirement,  cancellation or acquisition of Shares any funds or  property  of the Trust,  or the  particular  Series of the Trust,  with  respect to which such Shares are issued;

                  (dd)     in general to carry on any other  business in  connection  with or  incidental to any of the foregoing powers, to do everything  necessary,  suitable or proper for the accomplishment of any purpose or the attainment of any object or the  furtherance of any power  hereinbefore  set forth,  either alone or in association with others,  and to do every other act or thing  incidental or  appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

         The foregoing clauses shall be construed both as objectives and powers,  and the foregoing  enumeration of specific  powers  shall not be held to limit or  restrict  in any manner the general  powers of the  Trustees.  Any action by one or more of the Trustees in their  capacity as such  hereunder  shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity.

         5.       No one dealing with the Trustees  shall be under any  obligation  to make any inquiry  concerning the authority of the Trustees,  or to see to the  application  of any payments made or property  transferred to the
Trustees or upon their order.

         6.       (a)      The  Trustees  shall have no power to bind any  Shareholder  personally  or to call upon any  Shareholder  for the payment of any sum of money or assessment  whatsoever  other than such as the Shareholder may at any time personally  agree to pay by way of  subscription  to any Shares or otherwise.  This paragraph shall not limit the right of the Trustees to assert claims  against any  shareholder  based upon the acts or omissions of such shareholder or for any other reason.

                  (b)      Whenever  this  Declaration  of Trust calls for or permits any action to be taken by the
Trustees  hereunder,  such  action  shall mean that taken by the Board of  Trustees  by vote of the  majority  of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required by the 1940 Act.

                  (c)      The  Trustees  shall  possess and  exercise  any and all such  additional  powers as are reasonably  implied from the powers herein  contained  such as may be necessary or convenient in the conduct of any business  or  enterprise  of the  Trust,  to do and  perform  anything  necessary,  suitable,  or  proper  for  the accomplishment of any of the purposes, or the attainment of any one or more of the objects,  herein enumerated,  or which shall at any time appear  conducive to or expedient  for the  protection  or benefit of the Trust,  and to do and perform all other acts and things  necessary or  incidental to the purposes  herein  before set forth,  or that may be deemed  necessary by the Trustees.  Without  limiting the generality of the  foregoing,  except as otherwise provided  herein or in the 1940 Act,  the  Trustees  shall not in any way be bound or  limited by present or future laws or  customs  in  regard to trust  investments,  but shall  have full  authority  and power to make any and all investments that they, in their discretion, shall deem proper to accomplish the purpose of this Trust.

                  (d)      The Trustees  shall have the power,  to the extent not  inconsistent  with the 1940 Act, to determine  conclusively whether any moneys,  securities,  or other properties of the Trust are, for the purposes of this Trust,  to be  considered as capital or income and in what manner any expenses or  disbursements  are to be borne as between  capital and income whether or not in the absence of this provision  such moneys,  securities,  or other  properties  would be regarded as capital or income and whether or not in the absence of this  provision such expenses or disbursements would ordinarily be charged to capital or to income.

         7.       The  By-Laws  of the Trust may divide the  Trustees  into  classes  and  prescribe  the tenure of office of the several  classes,  but no class of Trustee  shall be elected for a period  shorter than that from the time of the election  following the division into classes until the next meeting of Trustees and  thereafter  for a period  shorter  than the interval  between  meetings of Trustees or for a period  longer than five years,  and the term of office of at least one class shall expire each year.

         8.       The  Shareholders  shall,  for any  lawful  purpose,  have the  right  to  inspect  the  records, documents,  accounts and books of the Trust,  subject to reasonable  regulations  of the Trustees,  not contrary to
Massachusetts  law, as to whether and to what extent,  and at what times and places,  and under what conditions and regulations, such right shall be exercised.

         9.       Any officer  elected or appointed by the Trustees or by the  Shareholders  or  otherwise,  may be removed at any time, with or without cause.

         10.      The Trustees shall have power to hold their meetings,  to have an office or offices and,  subject to the  provisions of the laws of  Massachusetts,  to keep the books of the Trust outside of said  Commonwealth  at such  places  as may from  time to time be  designated  by them.  Action  may be taken by the  Trustees  without  a meeting by unanimous written consent or by telephone or similar method of communication.

         11.      Securities  held by the  Trust  shall be  voted in  person  or by  proxy  by the  President  or a
Vice-President,  or such  officer or officers of the Trust or such other agent of the Trust as the  Trustees  shall designate or otherwise  authorize by standing  policies  adopted by the Trustees for the purpose,  or by a proxy or proxies thereunto duly authorized by the Trustees.

         12.      (a)      Subject  to  the  provisions  of  the  1940  Act,  any  Trustee,  officer  or  employee, individually,  or any partnership of which any Trustee,  officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer,  partner,  director,  trustee, employee or stockholder,  or otherwise may have an interest,  may be a party to, or may be pecuniarily or otherwise  interested in, any contract or transaction of the Trust,  and in the absence of fraud no contract or other  transaction  shall be thereby  affected or  invalidated;  provided that in such case a Trustee,  officer or employee or a partnership, corporation  or  association  of which a Trustee,  officer or employee  is a member,  officer,  director,  trustee, employee or  stockholder  is so  interested,  such fact shall be disclosed or shall have been known to the Trustees including those Trustees who are not so interested and who are neither  "interested"  nor  "affiliated"  persons as those terms are defined in the 1940 Act, or a majority  thereof;  and any Trustee who is so  interested,  or who is also a director,  officer,  partner, trustee, employee or stockholder of such other corporation or a member of such partnership or association  which is so interested,  may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or  transaction,  and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not so interested.

                  (b)      Specifically,  but  without  limitation  of the  foregoing,  the Trust may enter  into a management or investment  advisory  contract or  underwriting  contract and other contracts with, and may otherwise do business  with any manager or investment  adviser for the Trust and/or  principal  underwriter  of the Shares of the Trust or any  subsidiary or affiliate of any such manager or investment  adviser and/or  principal  underwriter and may permit any such firm or corporation to enter into any contracts or other  arrangements  with any other firm or  corporation  relating to the Trust  notwithstanding  that the  Trustees of the Trust may be composed in part of partners,  directors,  officers or  employees of any such firm or  corporation,  and officers of the Trust may have been or may be or become  partners,  directors,  officers or employees of any such firm or corporation,  and in the absence of fraud the Trust and any such firm or corporation  may deal freely with each other,  and no such contract or  transaction  between the Trust and any such firm or  corporation  shall be  invalidated  or in any way affected thereby,  nor shall any  Trustee or officer of the Trust be liable to the Trust or to any  Shareholder  or creditor thereof or to any other  person for any loss  incurred  by it or him solely  because of the  existence  of any such contract or  transaction;  provided that nothing  herein shall protect any director or officer of the Trust against any liability to the trust or to its security  holders to which he would  otherwise be subject by reason of willful misfeasance,  bad faith,  gross  negligence  or  reckless  disregard  of the duties  involved in the conduct of his office.

                  (c)      As used in this paragraph the following terms shall have the meanings set forth below:

                           (i)      the term  "indemnitee"  shall mean any  present or former  Trustee,  officer or employee of the Trust, any present or former Trustee,  partner,  Director or officer of another trust, partnership, corporation  or  association  whose  securities  are or were  owned by the  Trust or of which the Trust is or was a creditor  and who  served or serves in such  capacity  at the  request  of the  Trust,  and the  heirs,  executors, administrators,  successors  and assigns of any of the  foregoing;  however,  whenever  conduct by an indemnitee is referred  to,  the  conduct  shall be that of the  original  indemnitee  rather  than that of the  heir,  executor, administrator, successor or assignee;

                           (ii)     the term "covered  proceeding" shall mean any threatened,  pending or completed action, suit or proceeding,  whether civil,  criminal,  administrative or investigative,  to which an indemnitee is or was a party or is  threatened  to be made a party by  reason  of the  fact or facts  under  which he or it is an indemnitee as defined above;

                           (iii)    the term "disabling conduct" shall mean willful  misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                           (iv)     the term "covered  expenses" shall mean expenses  (including  attorney's fees), judgments,  fines and amounts paid in settlement  actually and  reasonably  incurred by an indemnitee in connection with a covered proceeding; and

                           (v)      the term  "adjudication of liability" shall mean, as to any covered  proceeding and as to any indemnitee,  an adverse  determination as to the indemnitee whether by judgment,  order,  settlement, conviction or upon a plea of nolo contendere or its equivalent.

                  (d)      The Trust shall not indemnify  any  indemnitee  for any covered  expenses in any covered proceeding if there has been an adjudication of liability  against such indemnitee  expressly based on a finding of disabling conduct.

                  (e)      Except as set forth in paragraph (d) above,  the Trust shall  indemnify  any  indemnitee for covered  expenses in any covered  proceeding,  whether or not there is an  adjudication of liability as to such indemnitee,  such  indemnification  by the Trust to be to the  fullest  extent now or  hereafter  permitted  by any applicable  law unless the By-laws limit or restrict the  indemnification  to which any indemnitee may be entitled.
The Board of Trustees may adopt by-law provisions to implement subparagraphs (c), (d) and (e) hereof.

(f)      Nothing  herein shall be deemed to affect the right of the Trust and/or any  indemnitee to acquire and pay for any  insurance  covering any or all  indemnities  to the extent  permitted by  applicable  law or to affect any other  indemnification  rights to which any indemnitee may be entitled to the extent  permitted by applicable  law.
Such rights to  indemnification  shall not, except as otherwise  provided by law, be deemed  exclusive of any other rights to which such indemnitee may be entitled under any statute, By-Law, contract or otherwise.

         13.      The Trustees are empowered,  in their absolute  discretion,  to establish the bases or times,  or both,  for  determining  the net asset value per Share of any Class and Series in accordance  with the 1940 Act and to authorize  the voluntary  purchase by any Class and Series,  either  directly or through an agent,  of Shares of any Class and  Series  upon such  terms and  conditions  and for such  consideration  as the  Trustees  shall  deem advisable in accordance with the 1940 Act.

         14.      Payment of the net asset value per Share of any Class and Series  properly  surrendered to it for redemption  shall be made by the Trust within seven days,  or as specified  in any  applicable  law or  regulation, after tender of such stock or request for  redemption to the Trust for such purpose  together  with any  additional documentation  that may be reasonably  required by the Trust or its transfer agent to evidence the authority of the tenderor  to make such  request,  plus any period of time  during  which the right of the  holders of the shares of such Class of that Series to require the Trust to redeem such shares has been  suspended.  Any such  payment may be made in portfolio  securities of such Class of that Series and/or in cash,  as the Trustees  shall deem  advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have Shares redeemed in kind.

         15.      The Trust shall have the right, at any time, without prior notice to the Shareholder to redeem
Shares of the Class and Series held by a Shareholder held in any account registered in the name of such
Shareholder for its current net asset value, for any reason, including, but not limited to, (i) the determination that such redemption is necessary to reimburse either that Series or Class of the Trust or the distributor (i.e., principal underwriter) of the Shares for any loss either has sustained by reason of the failure of such
Shareholder to make timely and good payment for Shares purchased or subscribed for by such Shareholder, regardless of whether such Shareholder was a Shareholder at the time of such purchase or subscription, (ii) the failure of a Shareholder to supply a tax identification number if required to do so, (iii) the failure of a
Shareholder to pay when due for the purchase of Shares issued to him and subject to and upon such terms and conditions as the Trustees may from time to time prescribe, (iv) pursuant to authorization by a Shareholder to pay fees or make other payments to one or more third parties, including, without limitation, any affiliate of the investment adviser of the Trust or any Series thereof, or (v) if the aggregate net asset value of all Shares of such Shareholder (taken at cost or value, as determined by the Board) has been reduced below an amount established by the Board of Trustees from time to time as the minimum amount required to be maintained by
Shareholders.

         ARTICLE EIGHTH - LICENSE
         --------------   -------

         The name  "Oppenheimer"  included in the name of the Trust and of any Series  shall be used  pursuant to a royalty-free,  non-exclusive license from OppenheimerFunds,  Inc. ("OFI"),  incidental to and as part of any one or more advisory,  management or supervisory  contracts  which may be entered into by the Trust with OFI. Such license shall  allow OFI to inspect  and  subject to the control of the Board of Trustees to control the nature and quality of services  offered by the Trust under such name.  The license may be terminated by OFI upon  termination  of such advisory,  management  or  supervisory  contracts  or without  cause upon 60 days'  written  notice,  in which case neither the Trust nor any Series or Class shall have any further  right to use the name  "Oppenheimer"  in its name or otherwise and the Trust,  the  Shareholders  and its officers and Trustees shall  promptly take whatever  action may be necessary to change its name and the names of any Series or Classes accordingly.

         ARTICLE NINTH - MISCELLANEOUS:
         -------------   -------------

         1.       In case any  Shareholder or former  Shareholder  shall be held to be personally  liable solely by reason of his being or having  been a  Shareholder  and not  because  of his acts or  omissions  or for some  other reason,  the Shareholder or former  Shareholder (or the  Shareholders'  heirs,  executors,  administrators or other legal  representatives  or in the case of a corporation or other entity,  its corporate or other general successor)
shall be entitled out of the Trust estate to be held  harmless  from and  indemnified  against all loss and expense arising from such  liability.  The Trust shall,  upon  request by the  Shareholder,  assume the defense of any such claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

         2.       It is hereby  expressly  declared  that a trust is created  hereby and not a  partnership,  joint stock  association,  corporation,  bailment,  or any other  form of a legal  relationship  other  than a trust,  as contemplated in  Massachusetts  General Laws Chapter 182. No individual  Trustee  hereunder shall have any power to bind the  Trust  unless  so  authorized  by the  Trustees,  or to  personally  bind  the  Trust's  officers  or any
Shareholder.  All persons  extending  credit to, doing business with,  contracting  with or having or asserting any claim against the Trust or the Trustees shall look only to the assets of the  appropriate  Series for payment under any such credit,  transaction,  contract or claim; and neither the Shareholders nor the Trustees,  nor any of their agents,  whether past,  present or future,  shall be personally  liable  therefor;  notice of such  disclaimer  and agreement thereto shall be given in each agreement,  obligation or instrument  entered into or executed by Trust or the  Trustees.  There  is  hereby  expressly  disclaimed  Shareholder  and  Trustee  liability  for  the  acts  and obligations  of the Trust.  Nothing in this  Declaration  of Trust shall  protect a Trustee or officer  against any liability  to which such  Trustee or  officer  would  otherwise  be subject by reason of willful  misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties  involved in the conduct of the office of Trustee or of such officer hereunder.

         3.       The  exercise by the  Trustees of their  powers and  discretion  hereunder in good faith and with reasonable care under the  circumstances  then prevailing,  shall be binding upon everyone  interested.  Subject to the  provisions  of part 2 of this  Article  NINTH,  the  Trustees  shall not be liable for errors of  judgment  or mistakes of fact or law.  Subject to the  foregoing,  (a) Trustees  shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser,  administrator,  distributor or principal  underwriter,  custodian or transfer,  dividend disbursing,  Shareholder servicing or accounting agent of the Trust,  nor shall any Trustee be  responsible  for the act or omission of any other  Trustee;  (b) the Trustees may take advice of counsel or other  experts  with respect to the meaning and  operations  of this  Declaration  of
Trust,  applicable laws, contracts,  obligations,  transactions or any other business the Trust may enter into, and subject to the provisions of part 2 of this Article  NINTH,  shall be under no liability for any act or omission in accordance  with such  advice or for  failing to follow such  advice;  and (c) in  discharging  their  duties,  the
Trustees,  when  acting in good  faith,  shall be  entitled to rely upon the books of account of the Trust and upon written  reports made to the Trustees by any officer  appointed by them, any  independent  public  accountant,  and
(with respect to the subject matter of the contract  involved) any officer,  partner or  responsible  employee of a party who has been  appointed  by the  Trustees  or with whom the Trust has  entered  into a contract  pursuant  to
Article  SEVENTH.  The  Trustees  shall  not be  required  to give any bond as such,  nor any  surety  if a bond is required.

         4.       This  Trust  shall  continue  without  limitation  of  time  but  subject  to the  provisions  of sub-sections (a) and (b) of this part 4.

(a)      Subject to  applicable  Federal and State law, and except as otherwise  provided in part 5 of this Article
NINTH,  the Trustees,  with the Majority Vote of Shareholders  of an affected Series or Class,  may sell and convey all or  substantially  all the assets of that Series or Class (which sale may be subject to the retention of assets for the payment of liabilities  and expenses and may be in the form of a statutory  merger to the extent  permitted by applicable  law) to another issuer or to another Series or Class of the Trust for a  consideration  which may be or include  securities of such issuer or may merge or consolidate with any other corporation,  association,  trust, or other  organization  or may sell,  lease,  or exchange all or a portion of the Trust  property or Trust property allocated or belonging to such Series or Class,  upon such terms and  conditions  and for such  consideration  when and as authorized by such vote. Such  transactions may be effected  through  share-for-share  exchanges,  transfers or sale of assets,  shareholder  in-kind  redemptions and purchases,  exchange offers, or any other method approved by the  Trustees.  Upon  making  provision  for the  payment  of  liabilities,  by  assumption  by such  issuer  or otherwise,  the Trustees shall  distribute the remaining  proceeds among the holders of the  outstanding  Shares of the Series or Class,  the assets of which have been so  transferred,  in proportion to the relative net asset value of such Shares.

                  (b)      Upon completion of the  distribution of the remaining  proceeds or the remaining  assets as provided in sub-section  (a) hereof or pursuant to part 3(d) of Article  FOURTH,  as applicable,  the Series the assets  of which  have been so  transferred  shall  terminate,  and if all the  assets  of the  Trust  have been so transferred,  the Trust shall  terminate and the Trustees  shall be  discharged of any and all further  liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

         5.       Subject to  applicable  Federal and state law,  the  Trustees  may without the vote or consent of
Shareholders  cause to be  organized  or assist  in  organizing  one or more  corporations,  trusts,  partnerships, limited liability  companies,  associations,  or other  organization,  under the laws of any jurisdiction,  to take over all or a portion of the Trust  property or all or a portion of the Trust  property  allocated  or belonging to such  Series  or Class or to carry on any  business  in which the  Trust  shall  directly  or  indirectly  have any interest,  and to sell,  convey and transfer  the Trust  property or the Trust  property  allocated or belonging to such Series or Class to any such  corporation,  trust,  limited liability  company,  partnership,  association,  or organization  in exchange for the shares or securities  thereof or otherwise,  and to lend money to,  subscribe for the shares or securities of, and enter into any contracts with any such corporation,  trust,  partnership,  limited liability  company,  association,  or organization or any  corporation,  partnership,  limited  liability  company, trust,  association,  or  organization  in which the Trust or such  Series  or Class  holds or is about to  acquire shares or any other  interest.  Subject to  applicable  Federal and state law, the Trustees may also cause a merger or  consolidation  between  the  Trust  or any  successor  thereto  or any  Series  or Class  thereof  and any such
corporation,  trust,  partnership,   limited  liability  company,  association,  or  other  organization.   Nothing
contained  herein shall be construed as requiring  approval of shareholders  for the Trustees to organize or assist in organizing one or more corporations,  trusts, partnerships,  limited liability companies, associations, or other organizations  and selling,  conveying,  or  transferring  the Trust property or a portion of the Trust property to such organization or entities;  provided,  however,  that the Trustees shall provide written notice to the affected
Shareholders of any transaction  whereby,  pursuant to this part 5, Article NINTH, the Trust or any Series or Class thereof  sells,  conveys,  or transfers all or a substantial  portion of its assets to another  entity or merges or consolidates with another entity.  Such transactions may be effected through  share-for-share  exchanges,  transfer or sale of assets,  shareholder  in-kind  redemptions and purchases,  exchange offers, or any other approved by the
Trustees.

         6.       The  original  or a copy  of this  instrument  and of  each  restated  declaration  of  trust  or instrument  supplemental  hereto  shall  be kept at the  office  of the  Trust  where  it may be  inspected  by any
Shareholder.  A copy of this instrument and of each  supplemental  or restated  declaration of trust shall be filed with the  Secretary of the  Commonwealth  of  Massachusetts,  as well as any other  governmental  office where such filing may from time to time be required.  Anyone  dealing with the Trust may rely on a  certificate  by an officer of the Trust as to whether or not any such  supplemental  or restated  declarations  of trust have been made and as to any matters in connection with the Trust  hereunder,  and, with the same effect as if it were the original,  may rely on a copy  certified by an officer of the Trust to be a copy of this  instrument  or of any such  supplemental or restated  declaration  of trust.  In this  instrument or in any such  supplemental  or restated  declaration  of trust, references to this instrument,  and all expressions like "herein",  "hereof" and "hereunder" shall be deemed to refer to this  instrument  as amended or affected by any such  supplemental  or restated  declaration  of trust.
This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         7.       The Trust set forth in this  instrument  is created  under and is to be governed by and construed and  administered  according  to the laws of the  Commonwealth  of  Massachusetts.  The Trust  shall be of the type commonly  called a  Massachusetts  business  trust,  and without  limiting  the  provisions  hereof,  the Trust may exercise all powers which are ordinarily exercised by such a trust.

         8.       In the event that any person  advances the  organizational  expenses of the Trust,  such advances shall become an  obligation  of the Trust  subject to such terms and  conditions  as may be fixed by, and on a date fixed by, or determined  with criteria fixed by the Board of Trustees,  to be amortized over a period or periods to be fixed by the Board.

         9.       Whenever any action is taken under this  Declaration of Trust including  action which is required or permitted by the 1940 Act or any other  applicable  law, such action shall be deemed to have been properly taken if such action is in accordance with the  construction of the 1940 Act or such other  applicable law then in effect as expressed  in "no action"  letters of the staff of the  Commission  or any release,  rule,  regulation  or order under  the  1940  Act or any  decision  of a court  of  competent  jurisdiction,  notwithstanding  that  any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

         10.      Any action  which may be taken by the Board of Trustees  under this  Declaration  of Trust or its
By-Laws may be taken by the description  thereof in the then effective  prospectus  and/or  statement of additional information  relating to the Shares under the Securities Act of 1933 or in any proxy  statement of the Trust rather than by formal resolution of the Board.

         11.      Whenever  under this  Declaration  of Trust,  the Board of Trustees is  permitted  or required to place a value on assets of the Trust,  such action may be delegated by the Board,  and/or  determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

        12.      The Trustee may, without the vote or consent of the Shareholders, amend or otherwise supplement this
Declaration of Trust by executing or authorizing an officer of the Trust to execute on their behalf a Restated
Declaration of Trust or a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof, provided, however, that none of the following amendments shall be effective unless also approved by a Majority
--------  -------

Vote of Shareholders:  (i)  any amendment to parts 1, 3 and 4, Article FIFTH; (ii) any amendment to this part 12,
Article NINTH; (iii) any amendment to part 1, Article NINTH; and (iv) any amendment to part 4(a), Article NINTH that would change the voting rights of Shareholders contained therein.  Any amendment required to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of any Series or Class shall, with respect to the Series or Class so affected, be authorized by vote of the Shareholders of that Series or
Class and no vote of Shareholders of a Series or Class not affected by the amendment with respect to that Series or Class shall be required.  Notwithstanding anything else herein, any amendment to Article NINTH, part 1 shall not limit the rights to indemnification or insurance provided therein with respect to action or omission or indemnities or Shareholder indemnities prior to such amendment.

                  13.      The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.  As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

                                        [Remainder of Page Intentionally Left Blank]

/s/ Robert G. Avis                      /s/ Robert M. Kirchner
--------------------------              ---------------------------
Robert G. Avis                          Robert M. Kirchner
1706 Warson Estates Drive               2800 S. University Blvd.
St. Louis, Missouri 63124               Denver, Colorado 80210

/s/ Edward L. Cameron                   /s/ C. Howard Kast
--------------------------              ---------------------------
Edward L. Cameron                       C. Howard Kast
Spring Valley Road                      2552 East Alameda
Morristown, NJ 07960                    Denver, Colorado 80209

/s/ William L. Armstrong                /s/ Jon S. Fossel
--------------------------              ----------------------------
William L. Armstrong                    Jon S. Fossel
1625 Broadway                           810 Jack Creek Road
Suite 780                               Ennis, Montana 59729
Denver, CO 80202

/s/ Raymond J. Kalinowski               /s/ Sam Freedman
--------------------------              ------------------------------
Raymond J. Kalinowski                   Sam Freedman
44 Portland Drive                       4975 Lakeshore Drive
St. Louis, Missouri 63131               Littleton, Colorado 80123

/s/ James C. Swain                      /s/ John V. Murphy
--------------------------              ------------------------------
James C. Swain                          John V. Murphy
355 Adams Street                        1295 State Street
Denver, Colorado 80206                  Boston, MA 02110

/s/ George C. Bowen                     F. William Marshall, Jr.
--------------------------              ------------------------------
George C. Bowen                         F. William Marshall, Jr.
9224 Bauer Court                        1441 Main Street
Lone Tree, Colorado 80124               Springfield, MA 01102